EXHIBIT 5.3

September 18, 2012

Meritage Homes Corporation

17851 North 85th Street, Suite 300

Scottsdale, Arizona 85255

Re:    Registration Statement on Form S-3 (No. 333-180685)

Ladies and Gentlemen:

At the request of Meritage Homes Corporation, a Maryland corporation (the “Company”), we have acted as special Texas counsel to the Texas Guarantors (as defined below) in connection with the guarantee (the “Guarantee”) of the Texas Guarantors related to up to $126,500,000 aggregate principal amount of the Company’s 1.875% Convertible Senior Notes due 2032 (the “Notes”) that are the subject of the underwritten public offering and sale registered pursuant to the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

As used in this opinion letter, “Texas Guarantors” means, collectively, Meritage Holdings, L.L.C., a Texas limited liability company (acting for and on behalf of itself and not as a general partner or in any other capacity acting for or on behalf of any other entity) (“Meritage Holdings”), Meritage Homes of Texas Joint Venture Holding Company, LLC, a Texas limited liability company (“Meritage Homes”), and Carefree Title Agency, Inc., a Texas corporation (“Carefree Title”).

In the capacity stated above, we have examined originals or copies of the following:

(a) the Registration Statement and exhibits thereto, including the prospectus constituting a part thereof and the prospectus supplement relating to the offering and sale of the Notes;

September 18, 2012

(b) the Underwriting Agreement, dated September 12, 2012 (the “Underwriting Agreement”), by and among the Company, the Guarantors (as defined in the Underwriting Agreement), and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”);

(c) the Indenture, dated September 18, 2012 (the “Base Indenture”), by and among the Company, the Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Notes and the Guarantee;

(d) the Supplemental Indenture No. 1, dated September 18, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors and the Trustee, relating to the Notes and the Guarantee;

(e) the Guarantee;

(f) a certified copy of the current Articles of Organization of Meritage Holdings issued by the Secretary of the State of Texas as of a recent date;

(g) a certified copy of the current Restated Certificate of Formation of Meritage Homes issued by the Secretary of the State of Texas as of a recent date;

(h) a certified copy of the current Certificate of Formation of Carefree Title issued by the Secretary of the State of Texas as of a recent date;

(i) a copy of the current Regulations of Meritage Holdings, certified as in effect as of the date hereof by an officer of Meritage Holdings;

(j) a copy of the current Amended and Restated Company Agreement of Meritage Homes, certified as in effect as of the date hereof by an officer of Meritage Homes;

(k) a copy of the current Bylaws of Carefree Title, certified as in effect as of the date hereof by an officer of Carefree Title;

(l) a copy of all of the resolutions adopted by or on behalf of each Texas Guarantor authorizing its execution and delivery of the Indenture and the Guarantee and related matters, certified as being in effect as of the date hereof by an officer of each Texas Guarantor;

(m) certificates of (i) the Secretary of State of the State of Texas, each dated September 11, 2012, with respect to the status of each Texas Guarantor as a limited liability company or for-profit corporation, as applicable, existing under the laws of the State of Texas; and (ii) the Comptroller of Public Accounts of the State of Texas, each dated September 18, 2012, with respect to the tax good standing of each Texas Guarantor under the laws of the State of Texas (collectively, the “Texas Governmental Certificates”); and

(n) certificates as to various factual matters, each dated as of the date hereof, with respect to the Texas Guarantors, each executed by an officer of such Texas Guarantor.

September 18, 2012

In addition, we have examined originals or copies of such limited liability company or corporate records of the Texas Guarantors and such other documents as we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established any of the facts stated therein, and we have assumed, without investigation or verification, the accuracy of the statements or other information contained therein. Except for obtaining the Texas Governmental Certificates, we have not conducted any search or review of any index, docket or other record of any governmental authority.

For purposes of rendering the opinions set forth below, we have further assumed, without independent verification of any kind, (a) that the signatures of all persons signing all documents we have examined are genuine; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic and complete; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; and (e) that each of the Texas Governmental Certificates on which we have relied that is dated earlier than the date hereof continues to remain accurate from that date through and including the date hereof.

On the basis of, and in reliance on, the foregoing and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

1. Each of the Texas Guarantors is a limited liability company or a for-profit corporation, as applicable, validly existing and in good standing under the laws of the State of Texas.

2. Each of the Texas Guarantors has all requisite limited liability company or corporate power and authority, as applicable, to execute, deliver and perform its obligations under the Indenture and the Guarantee.

3. The Indenture and the Guarantee have been duly authorized by all necessary limited liability company or corporate action, as applicable, of the Texas Guarantors and have been duly executed and delivered by the Texas Guarantors in accordance with the terms of the Underwriting Agreement.

The opinions expressed above also are subject to the following exceptions, limitations and qualifications:

A. The opinions expressed herein are limited to the current laws and regulations of the State of Texas. We assume no responsibility as to the applicability or the effect of any other laws or regulations, including (without limitation) any of the federal laws or regulations of the United States of America or any of the state laws or regulations of any other state.

B. The opinions expressed herein are limited to the matters specifically addressed, and no opinion is implied or may be inferred beyond the matters so specifically addressed.

C. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

September 18, 2012

This opinion letter is for your benefit and use in connection with the Registration Statement and may be relied upon by your counsel, Snell & Wilmer L.L.P., for the purpose of giving its Exhibit 5.1 legal opinion in connection with the Registration Statement.

This opinion letter is being furnished to you solely for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Notes (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to such filing of this opinion letter as an exhibit to the Current Report and such incorporation by reference and to the reference to our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

GARDERE WYNNE SEWELL LLP

By:	/s/ Richard A. Tulli
Richard A. Tulli, Partner